Exhibit 10.1

Certain information (as indicated by “[*]”) has been redacted from this Exhibit in accordance with Item 601(a)(6) of Regulation S-K.

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

This First Amendment to Note Purchase Agreement and Senior Secured Convertible Promissory Notes (this “Amendment”) is made as of August 13, 2025, by and among Clene Inc., a Delaware corporation (the “Company”), and each of those persons and entities whose names are set forth on the Schedule of Purchasers (the “Schedule of Purchasers”) attached as Exhibit A to the Purchase Agreement (collectively, the “Purchasers” and each, without distinction, a “Purchaser”).

RECITALS

Whereas, the Company and the Purchasers previously entered into that certain Note Purchase Agreement dated December 17, 2024 (collectively, the “Purchase Agreement”), pursuant to which the Company issued its Senior Secured Convertible Promissory Notes (the “Notes”) to the Purchasers; and

Whereas, pursuant to Section 4.8 of the Purchase Agreement and Section 7.6 of the Notes, the Company and the Purchasers, constituting all holders of the Notes, desire to amend the Purchase Agreement and the Notes as set forth herein.

AGREEMENT

Now, Therefore, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.    Notes. The form of Note is hereby amended and restated in the form attached hereto as Exhibit A.

2.    Section 1.1. Section 1.1 of the Purchase Agreement is amended to replace “Senior Secured Convertible Promissory Notes (collectively, the “Senior Notes” and each, without distinction, a “Senior Note”)” with “the Amended & Restated Senior Secured Convertible Promissory Notes (collectively, the “Senior Notes” and each, without distinction, a “Senior Note”)”.

3.    Section 1.4. Section 1.4(g) of the Purchase Agreement is amended to replace “Kensington Clene 2021, LLC” with “Kensington Clene 2024, LLC”.

4.    Acknowledgement and Waiver. The Company and each Purchaser acknowledge and agree that notwithstanding Section 2.5 of the Notes or any other provision in the Notes or Purchase Agreement to the contrary, the Company shall be permitted to issue additional Senior Secured Convertible Promissory Notes pursuant to that certain Note Purchase Agreement dated as the date hereof (the “New Notes”) in an original principal amount not to exceed $1,500,000 and the holders of such New Notes shall be entitled to the benefit of the Purchasers as defined in that certain Unconditional Guaranty and Security Agreement dated as of December 24, 2024 by and between the Company and the Collateral Agent (as defined therein) (the “Security Agreement”), and any proceeds received by the Collateral Agent in connection therewith shall be allocated pro rata among the holders of the Notes and the New Notes.

5.    Construction. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Purchase Agreement and the Notes. The terms of this Amendment amend and modify each of the Purchase Agreement and the Notes, as if fully set forth in the Purchase Agreement and each Note. If there is any conflict between the terms, conditions and obligations of this Amendment and the Purchase Agreement or the Notes, this Amendment’s terms, conditions and obligations shall control. All other provisions of the Purchase Agreement and the Notes not specifically modified by this Amendment are preserved.

6.    Counterparts. This Amendment may be executed in one or more counterparts and by facsimile or electronic delivery, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Signatures of the parties transmitted by facsimile or via .pdf format shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act. This Amendment and any signed agreement or instrument entered into in connection with this Amendment, and any amendments hereto or thereto, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto will re-execute original forms thereof and deliver them to the other party. No party hereto or to any such agreement or instrument will raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

SIGNATURES ON THE FOLLOWING PAGES

In Witness Whereof, this First Amendment to Note Purchase Agreement is hereby executed as of the date first above written.

THE COMPANY:

Clene Inc.

By:	/s/ Robert Etherington
Name:	Robert Etherington
Title:	President and Chief Executive Officer

In Witness Whereof, this First Amendment to Note Purchase Agreement is hereby executed as of the date first above written.

THE PURCHASERS:

Kensington Clene 2024, LLC

By:	/s/ Alison Mosca
Name:	Alison Mosca
Title:	Manager

4Life Research, LLC

By:	/s/ TJ Fund
Name:	TJ Fund
Title:	Vice President

La Scala Investments, LLC

By:	/s/ David Lisonbee
Name:	David Lisonbee
Title:	Manager

Exhibit A

SCHEDULE OF PURCHASERS

KENSINGTON CLENE 2024 LLC – $8,000,000
[*]

[*]
Attn: Alison Mosca
[*]

4LIFE RESEARCH, LLC - $1,000,000
[*]

[*]
Attn: David Lisonbee
[*]

LA SCALA INVESTMENTS, LLC - $1,000,000
[*]

[*]
Attn: David Lisonbee
[*]

EXHIBIT

Form of Note

[Omitted pursuant to Item 601(a)(5) of Regulation S-K. We agree to furnish supplementally a copy of such omitted materials to the SEC upon request.]